Exhibit 99.1
NEWS RELEASE
One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeog roupinc.com
CR-08-08
THE GEO GROUP REPORTS FIRST QUARTER 2008 RESULTS
•	1Q Income from Continuing Operations Increased to $12.4 Million — $0.24 EPS
•	1Q Pro-Forma Income from Continuing Operations Increased to $13.6 Million — $0.26 EPS
•	1Q Revenue Increased to $275.0 Million from $237.0 Million
•	Maintains Pro Forma 2008 Financial Guidance
Boca Raton, Fla. — May 1, 2008 — The GEO Group (NYSE: GEO) (“GEO”) today reported first quarter 2008 financial results, including income from continuing operations of $12.4 million, or $0.24 per share, based on 51.7 million diluted weighted average shares outstanding, compared with $5.1 million, or $0.12 per share, based on 41.6 million diluted weighted average shares outstanding in the first quarter of 2007.
First quarter 2008 pro forma income from continuing operations increased to $13.6 million, or $0.26 per share, based on 51.7 million diluted weighted average shares outstanding, from $9.0 million, or $0.21 per share, based on 41.6 million diluted weighted average shares outstanding, in the first quarter of 2007.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our strong operational and financial performance in the first quarter of 2008. Our first quarter results demonstrate the strong business demand in our industry and validate our diversified growth strategy through our three business units of U.S. Corrections, International Services, and GEO Care. Our organic growth pipeline remains strong with projects scheduled to open in 2008 and 2009 totaling approximately 9,100 beds under development.”
Pro forma income from continuing operations excludes the items set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP income from continuing operations for the first quarter of 2008. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations.

Table 1. Reconciliation of pro forma income from continuing operations to GAAP income from continuing operations
(In thousands except per share data)

	13 Weeks Ended	13 Weeks Ended
	30-Mar-08	1-Apr-07
Income from continuing operations	$12,407	$5,097
Start-up expenses, net of tax	1,048	922
International bid and proposal expenses, net of tax	146	—
Write-off of deferred financing fees, net of tax	—	2,972

Pro forma income from continuing operations	$13,601	$8,991

Diluted earnings per share
Income from Continuing Operations, net of tax	$0.24	$0.12
Start-up expenses, net of tax	0.02	0.02
International bid and proposal expenses, net of tax	—	—
Write-off of deferred financing fees, net of tax	—	0.07

Diluted pro forma earnings per share	$0.26	$0.21

Weighted average shares outstanding	51,726	41,562
Revenue
GEO reported first quarter 2008 revenue of $275.0 million compared to $237.0 million in the first quarter of 2007. First quarter 2008 revenue includes $29.6 million in pass-through construction revenues, compared to $21.7 million in pass-through construction revenues for the first quarter of 2007. Exclusive of pass-through construction revenues, GEO reported first quarter 2008 operating revenues of $245.4 million, compared to $215.3 million for the first quarter of 2007. U.S. Corrections revenue for the first quarter of 2008 increased to $179.4 million from $164.3 million for the first quarter of 2007. International Services revenue for the first quarter of 2008 increased to $34.7 million from $28.8 million for the first quarter of 2007. GEO Care revenue for the first quarter of 2008 increased to $31.3 million from $22.1 million for the first quarter of 2007.
Adjusted EBITDA
First quarter 2008 Adjusted EBITDA increased to $36.0 million from $29.6 million in the first quarter of 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA.

The following table presents a reconciliation from Adjusted EBITDA to GAAP Net Income for the first quarter of 2008.
Table 2. Reconciliation of adjusted EBITDA to GAAP net income
(In thousands)

	13 Weeks Ended	13 Weeks Ended
	30-Mar-08	1-Apr-07
Net income	$12,407	$5,264
Discontinued operations	—	(167)
Interest expense, net	5,732	7,824
Income tax provision	6,906	3,141
Depreciation and amortization	9,073	7,281

EBITDA	$34,118	$23,343

Adjustments, pre-tax
Start-up expenses	1,657	1,488
International bid and proposal expenses	231	—
Write-off of deferred financing fees	—	4,794

Adjusted EBITDA	$36,006	$29,625

Adjusted Free Cash Flow
Adjusted Free Cash Flow for the first quarter of 2008 increased to $25.4 million from $14.6 million for the first quarter of 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow.

The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP Income from Continuing Operations for the first quarter of 2008.
Table 3. Reconciliation of adjusted free cash flow to GAAP income from continuing operations
(In thousands)

	13 Weeks Ended	13 Weeks Ended
	30-Mar-08	1-Apr-07
Income from continuing operations	$12,407	$5,097
Depreciation and amortization	9,073	7,281
Income tax provision	6,906	3,141
Income taxes paid	(2,828)	(5,617)
Stock based compensation included in G&A	982	573
Maintenance capital expenditures	(2,740)	(2,396)
Equity in earnings of affiliates, net of income tax	(620)	(383)
Minority interest	102	92
Amortization of debt costs and other non-cash interest	278	494
Write-off of deferred financing fees	—	4,794
Start-up expenses	1,657	1,488
International bid and proposal expenses	231	—

Adjusted free cash flow	$25,448	$14,564

Important Information on GEO’s Non-GAAP Financial Measures
Pro forma income from continuing operations, adjusted EBITDA, and adjusted free cash flow are non-GAAP financial measures. Pro forma income from continuing operations is defined as income from continuing operations excluding start-up expenses, international bid and proposal expenses, and the write-off of deferred financing fees as set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding start-Up Expenses, international bid and proposal expenses, and the write-off deferred financing fees as set forth in Table 2 above. Adjusted free cash flow is defined as income from continuing operations after giving effect to the items set forth in Table 3 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 2, and 3 respectively set forth above in this press release. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
2008 Financial Guidance
GEO is maintaining its 2008 earnings guidance in a pro forma range of $1.27 to $1.35 per share, exclusive of $0.13 per share in after-tax start-up expenses associated with facility openings and $0.02 per share in after-tax international bid and proposal expenses. GEO is maintaining its 2008 operating revenue guidance in the range of $1.01 billion to $1.03 billion exclusive of pass-through construction revenues.
For the second quarter of 2008, GEO expects earnings to be in a pro forma range of $0.30 to $0.32 per share, exclusive of $0.02 per share in after-tax start-up expenses and $0.01 per share in after-tax international bid and proposal expenses. GEO expects second quarter 2007 operating revenues to be in the range of $245 million to $250 million exclusive of pass-through construction revenues.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 3:00 PM (Eastern Time) today to discuss GEO’s first quarter 2008 financial results as well as GEO’s progress and outlook. The call-in number for the U.S. is 1-800-798-2864 and the international call-in number is 1-617-614-6206. The participant pass-code for the conference call is 25310036. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until June 1, 2008 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 89981286. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 67 correctional and residential treatment facilities with a total design capacity of approximately 60,000 beds, including projects under development.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2008 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEKS ENDED
MARCH 30, 2008 AND APRIL 1, 2007
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended
	March 30, 2008	April 1, 2007
Revenues	$274,960	$237,004
Operating expenses	224,336	194,105
Depreciation and amortization	9,073	7,281
General and administrative expenses	17,024	15,053

Operating income	24,527	20,565
Interest income	1,755	3,240
Interest expense	(7,487)	(11,064)
Write off of deferred financing fees from extinguishment of debt	—	4,794

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	18,795	7,947
Provision for income taxes	6,906	3,141
Minority interest	(102)	(92)
Equity in earnings of affiliate	620	383

Income from continuing operations	12,407	5,097
Income from discontinued operations	—	167

Net income	$12,407	$5,264

Weighted-average common shares outstanding:
Basic	50,353	40,138

Diluted	51,726	41,562

Income per common share:
Basic:
Income from continuing operations	$0.25	$0.12
Income from discontinued operations	0.00	0.01

Net income per share-basic	$0.25	$0.13

Diluted:
Income from continuing operations	$0.24	$0.12
Income from discontinued operations	0.00	0.00

Net income per share-diluted	$0.24	$0.12

The GEO Group, Inc. — Operating Data

	13 Weeks	13 Weeks
	Ended	Ended
	March 30, 2008	April 1, 2007
*Revenue-producing beds	50,620	49,075
*Compensated man-days	4,422,607	4,294,396
*Average occupancy[1]	97.1%	97.9%

*Includes South Africa

[1] Does not include GEO’s idle facilities.

THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
December 30, 2007 and March 30, 2008
(In thousands, except per share data)

	March 30, 2008	December 30, 2007
	(UNAUDITED)
ASSETS

Current Assets
Cash and cash equivalents	$33,462	$44,403
Restricted cash	13,298	13,227
Accounts receivable, less allowance for doubtful accounts of $325 and $445	181,841	172,291
Deferred income tax asset	19,705	19,705
Other current assets	17,778	14,892

Total current assets	266,084	264,518

Restricted Cash	15,909	20,880
Property and Equipment, Net	819,787	783,612
Assets Held for Sale	1,265	1,265
Direct Finance Lease Receivable	44,444	43,213
Deferred Income Tax Assets	4,918	4,918
Goodwill and Other Intangible Assets, Net	36,817	37,230
Other Non Current Assets	37,934	36,998

	$1,227,158	$1,192,634

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$62,992	$48,661
Accrued payroll and related taxes	28,984	34,766
Accrued expenses	80,353	85,528
Current portion of capital lease obligations, long-term debt and non-recourse debt	18,636	17,477

Total current liabilities	190,965	186,432

Deferred Tax Liability	223	223
Minority Interest	1,607	1,642
Other Non Current Liabilities	30,419	30,179
Capital Lease Obligations	15,624	15,800
Long-Term Debt	326,282	305,678
Non-Recourse Debt	121,116	124,975
Total shareholders’ equity	540,922	527,705

	$1,227,158	$1,192,634